UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2010

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      Submission of Matters to a Vote of Security Holders

The following actions were taken by the shareholders of 1st Source at the annual shareholders’ meeting held April 22, 2010:

1.      Election of Directors

The directors named below were elected to the board of directors, as follows:

Term Expiring in April 2011:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dane A. Miller, Ph.D.	16,611,848	3,662,258	1,963,185

Terms Expiring in April 2013:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Daniel B. Fitzpatrick	19,819,904	454,202	1,963,185
Wellington D. Jones III	19,866,698	407,408	1,963,185

In addition, the following directors continued in office after the 2010 annual meeting:

Terms Expiring in April 2011:	Terms Expiring in April 2012:

Terry L. Gerber	William P. Johnson
Lawrence E. Hiler	Craig A. Kapson
Rex Martin	John T. Phair
Christopher J. Murphy III	Mark D. Schwabero
Timothy K. Ozark

2.      Advisory Vote on Executive Compensation

The American Recovery and Reinvestment Act of 2009 (AARA), which was enacted on February 17, 2009, contains a requirement that financial institutions, like 1st Source, that issued preferred stock and warrants to the U.S. Treasury Department under the TARP Capital Purchase Program permit a separate, non-binding shareholder vote to approve the compensation of the financial institution’s executive officers.  The SEC has issued guidance that requires participants in the TARP Capital Purchase Program to submit to shareholders annually for their non-binding approval the executive compensation arrangements.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
21,719,126	378,800	139,365	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: April 27, 2010	/s/CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board, President and CEO

Date: April 27, 2010	/s/LARRY E. LENTYCH
Larry E. Lentych
Treasurer and Chief Financial Officer
Principal Accounting Officer